EXECUTION COPY






                     LOAN FACILITY and INVESTMENT AGREEMENT

                          Dated as of December 8, 2004

                                     by and

                                     between

                       GAMING & ENTERTAINMENT GROUP, INC.

                                       and

                           CANTOR G & W (NEVADA), L.P.



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      LOAN FACILITY and INVESTMENT AGREEMENT (this "Agreement") dated as of
December 8, 2004 by and between Gaming & Entertainment Group, Inc., a Utah corporation (the "Company"), and Cantor G & W (Nevada), L.P. ("Investor").

                              W I T N E S S E T H:

            WHEREAS, GEG Holdings, LLC ("Holdings"), an affiliate of Investor, has heretofore provided to the Company an aggregate of $750,000 in interim financing (the "Bridge Financing") pursuant to that certain Bridge Loan Agreement dated as of August 31, 2004 by and between the Company and Investor (the "Bridge Loan Agreement"), and as evidenced by that certain Senior Secured Bridge Note issued by the Company to Investor (the "Bridge Note"); and

            WHEREAS, immediately prior to the execution hereof, pursuant to that certain Assignment and Assumption Agreement annexed hereto as Annex A, Holdings has transferred and assigned to Investor, and Investor has assumed from Holdings, all of Holdings' rights, interests and obligations, of any nature whatsoever, with respect to and as contemplated by the Bridge Financing, including but not limited to all of Holdings' rights, interests and obligations pursuant to (i) that certain Bridge Loan Agreement dated as of August 31, 2004 by and between Holdings and the Company, (ii) that certain Senior Secured Bridge Note dated as of August 31, 2004 issued by the Company in favor of Holdings,
(iii) the "License Agreement" (as that term is defined in Section 3.1(a)(i) below), and (iv) the "Security Agreement" (as that term is defined in Section
1.4 below); and

            WHEREAS, Company is desirous of obtaining a financing facility from Investor, and Investor is desirous of providing the Company with a financing facility, of up to Two Million Dollars ($2,000,000), inclusive of the indebtedness evidenced by the Bridge Financing, all on the terms and conditions herein set forth (the "Facility"); and

            WHEREAS, to induce Investor to enter into this Agreement and as a condition of the Investor's obligation to extend borrowings under the Facility
(a) the Company is issuing to Investor the Equity Warrant (as defined herein), the Debt Warrant (as defined herein) and granting Investor certain rights related thereto and to the securities underlying such warrants and (b) certain stockholders of the Company are entering into the Option Agreement and Irrevocable Proxy (the "Option Agreement") granting the Investor certain options and rights (as described therein).

            NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the respective covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


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                                    ARTICLE I

      1. THE FACILITY

            1.1 The Facility. Subject to the terms and conditions herein contained, the Investor hereby agrees to extend to the Company a borrowing facility in the aggregate principal amount of up to $2,000,000, inclusive of the indebtedness under the Bridge Financing. Each borrowing under this Facility (a "Borrowing") shall be in an amount set forth below and the first Borrowing hereunder (the "Initial Borrowing") in the amount of $250,000 shall be made available upon the satisfaction of the conditions contained herein in respect of the Initial Borrowing. Each subsequent Borrowing (each such date a "Borrowing Date") upon the satisfaction of conditions contained herein in respect of a Subsequent Borrowing shall be as follows:

                                                 Amount of
                  Date                           Borrowing

                  December 31, 2004              $500,000
                  March 31, 2005                 $250,000
                  June 30, 2005                  $250,000

; The Facility shall be evidenced by a senior secured convertible note, in the form attached hereto as Exhibit A (the "Secured Facility Note"). To effectuate a Borrowing, the Company shall deliver the Investor, by facsimile, no later than the close of business (New York time) five (5) business days prior to the applicable Borrowing Date, a notice of borrowing in the form of Exhibit B hereto (each a "Notice of Borrowing") which shall be irrevocable and binding on the Company.

            1.2 Maturity/No Prepayment Allowed. The Borrowings represented by the Secured Facility Note shall mature and be payable on the fifth anniversary of the date of this Agreement (the "Maturity Date"). Under no circumstances may the Company optionally prepay or repay all or any portion of outstanding Borrowings before the Maturity Date.

            1.3 Interest. Outstanding Borrowings shall accrue interest at the federal funds effective rate of interest as fixed by the U.S. Federal Reserve Bank ("Federal Funds Rate") in effect from time to time (currently 2.0%), plus six percent (6%) per annum and shall be payable semi-annually, in arrears, on December 1, 2004 and on each June 1 and December 1 thereafter (each an "Interest Payment Date"), at the option of the Investor (A) by the issuance on such dates of an immediately exercisable five (5) year warrant in the form of Exhibit C (an "Interest Warrant") to purchase, for an exercise price per share of $0.01 per share, a number of shares of either Common Stock (as defined herein), or if there shall occur the Reincorporation (as defined herein) the Reincorporation Preferred Stock (as defined herein), equal to the aggregate amount of the interest payment to be paid-in-kind divided by the lesser of (a) the average of the closing market price of the Company's common stock, par value $.01 per share (the "Common Stock"), for the thirty (30) days prior to the applicable Interest


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Payment Date, but in any event not less than $0.40 per share, provided, that, notwithstanding the immediately preceding provisions of this subclause 1.3(A)(a), in the event that Investor, acting for its own proprietary account, engages in net shorting of the Company's common stock during the applicable thirty (30) day period, then not less than $0.54 per share, and (b) $0.54 per share, rounded up to the nearest share; (B) payable in cash on maturity on the fully accrued amount; or (C) by the issuance on any subsequent Interest Payment Date of an Interest Warrant, on the then fully accrued amount. In the event that there occurs an Event of Default interest shall be increased by seven percent (7%) per annum.

            1.4 Security. The Borrowings evidenced by the Facility shall at all times be secured by first priority perfected security interest in all Collateral (as defined therein) pursuant to that certain Security Agreement dated as of August 31, 2004, in the form of Exhibit D with such changes, amendments and modifications as required by Investor (the "Security Agreement").


                                   ARTICLE II

      2. THE CLOSINGS

            2.1 Closings. (a) The extension of the Initial Borrowing shall take place at 10:00 A.M. at the office of Zukerman Gore & Brandeis, LLP, 875 Third Avenue, New York, New York on December 8, 2004, or at such other time and date, and in such other manner, as the parties hereto may mutually agree. Such time and date, as same may be adjourned, is sometimes hereinafter referred to as the "Initial Closing Date" or the "Initial Closing."

                  (b) The extension of any Borrowing after the Initial Borrowing (a "Subsequent Borrowing") shall take place on a subsequent Borrowing Date at 10 A.M. at the offices of Zukerman Gore & Brandeis, LLP, or at such other times and dates, and in such other manner, as the parties hereto may mutually agree. Any such time and date, as same may be adjourned, is sometimes hereinafter referred to as "Subsequent Closing Date" or the "Subsequent Closing". The Initial Closing Date and the Subsequent Closing Date are sometimes hereinafter collectively referred to as the "Closing Date" or "Closing Dates," and the Initial Closing and the Subsequent Closing are sometimes hereinafter collectively referred to as the "Closing" or "Closings."


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                                   ARTICLE III

      3. CONDITIONS TO THE INVESTOR'S OBLIGATION TO EXTEND BORROWINGS

            3.1 Initial Borrowing. The obligation of Investor to extend the Initial Borrowing is conditioned upon the fulfillment, subject to Investor's satisfaction, on or prior to the Initial Closing Date, of the following conditions:

                  (a) The following shall have been executed and delivered to Investor by the parties thereto:

      (i) that certain Amended and Restated Software Development and Licensing Agreement dated as of even date hereof in the form of Exhibit E (the "License Agreement"), and that certain Amended and Restated Source Code Escrow Agreement dated as of even date hereof, in the form of Exhibit F (the "Escrow Agreement");

      (ii) the Security Agreement;

      (iii) the Secured Facility Note;

      (iv) the warrant for shares of Company securities into which the Borrowings may be converted, with such changes, amendments and modifications as may be required by the Investor, in the form of Exhibit G (the "Debt Warrant");

      (v) the purchase warrant initially exercisable for up to 8,000,000 shares of Company securities, with such changes, amendments and modifications as may be required by the Investor in the form of Exhibit H (the "Equity Warrant"); and

      (vi) the Option Agreement (this Agreement, the License Agreement, the Escrow Agreement, the Security Agreement, the Secured Facility Note, the Debt Warrant, the Equity Warrant and the Option Agreement, and all Schedules and Exhibits thereto, individually, a "Transaction Document" and collectively, the "Transaction Documents").

                  (b) The Company shall have furnished Investor with a legal opinion, dated as of the Initial Closing Date, of Gregory L. Hrncir, Esq. in form and substance satisfactory to Investor and its counsel, as set forth on
Exhibit I attached hereto.

                  (c) The Company shall have delivered to Investor (a) copies of the Company's and each Subsidiary's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the Company's or the Secretary's State of incorporation, as the case may be, (b) a certificate from the Secretary of State of the State of the Company's and each Subsidiary's State of incorporation to the effect that the Company or the Subsidiary, as the case


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may be, is in good standing, (c) a certificate from the Secretary of State or other appropriate official in each State in which the Company and each Subsidiary is qualified to do business to the effect that the Company and each Subsidiary is in good standing in such State, (d) a certificate as to the tax status of the Company and each Subsidiary from the appropriate official in its jurisdiction of incorporation and each State in which the Company or the Subsidiary is qualified to do business and (e) a copy of the By-laws and the Certificate of Incorporation of the Company and each Subsidiary and the resolutions of the such boards of directors unanimously approving the entering into of the Transaction Documents and the consummation of the transactions contemplated thereby certified by the Secretary of the Company or Subsidiary as being true, complete and correct and in effect on the Initial Closing Date.

                  (d) Prior to the Initial Closing Date, there shall not have occurred a material adverse effect on (a) the business, operations, affairs, financial condition, assets, prospects or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents or (c) the continued validity or enforceability of this Agreement, and the other Transaction Documents (a "Material Adverse Effect") and the Company shall have delivered to the Investor a certificate, executed by an executive officer of the Company dated the Initial Closing Date, to such effect.

                  (e) The representations and warranties of the Company and the parties thereto other than the Investor contained in each Transaction Document shall be true, complete and correct on and as of the Initial Closing Date with the same effect as though each of such representations and warranties had been made on and as of such date, and the Company shall have delivered to Investor a certificate, executed by an executive officer of the Company dated the Initial Closing Date, to such effect.

                  (f) All of the agreements and covenants of the Company and each of the parties thereto other than the Investor to be performed on or before the Initial Borrowing Closing Date pursuant to the terms of each Transaction Document shall have been duly performed, and the Company shall have delivered to Investor a certificate, dated as of the Initial Borrowing Closing Date, executed by an executive officer of the Company, to such effect.

                  (g) No action or proceeding shall have been instituted or, to the best knowledge, information and belief of the Company, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by any of the Transaction Documents, and the Company shall have delivered to Investor a certificate, dated the Initial Borrowing Closing Date, executed by an executive officer of the Company, to such effect.

                  (h) All governmental and other consents, filings and approvals, if any, necessary to permit the consummation of the transactions contemplated by each Transaction Document shall have been received.


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                  (i) The securities of the Company to be issued and sold by the
Company upon exercise of the Debt Warrant and Equity Warrant and any securities into which such securities may be convertible shall be duly authorized and validly authorized and all such securities shall be properly reserved for.

            3.2 Subsequent Borrowings. The obligation of the Investor to extend any Subsequent Borrowing is conditioned upon the fulfillment subject to Investor's satisfaction, on or prior to a Subsequent Closing Date, of the following:

                  (a) Each Transaction Document shall be in full force and effect and the Company and the parties thereto other than the Investor shall be in full and complete compliance with all covenants and agreements contained therein.

                  (b) The representations and warranties in each Transaction Document of the Company and each party thereto other than the Investor shall be true, complete and correct on and as of such date and at all times subsequent to the last preceding Closing Date, with the same effect as though each had been made on and as of any Closing Date.

                  (c) There shall have not occurred an Event of Default (as defined herein) or an event that with the notice or passage of time would become an Event of Default and no Event of Default would result from the Borrowing or the application of the proceeds therefrom.


                                   ARTICLE IV

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants, as of the date hereof and as of each Closing Date as follows:

            4.1 Power and Authority. The Company has the full legal right, power and authority to enter into, deliver and perform this Agreement and each other Transaction Document and to issue the Common Stock (or upon consummation of the Reincorporation, the convertible preferred equity securities of the Company) issuable upon the exercisable of any Equity Warrant, Debt Warrant or Interest Warrant (collectively, the "Warrants") and upon consummation of the Reincorporation, all shares of common stock issuable upon the conversion of preferred equity securities (such Common Stock, preferred equity securities and underlying common stock collectively referred to as "Warrant Shares"). The Company and its stockholders have taken all action necessary to authorize, execute, deliver and perform this Agreement and the other Transaction Documents and to issue the Warrant Shares and no further action on the part of the Company Board of Directors (the "Board") or stockholders is necessary. The Board has unanimously approved the entering into of the Transaction Documents and the consummation of the transactions contemplated thereby. The delivery to the Investor of the Warrant Shares pursuant to the provisions of the Transaction Documents, will transfer to the Investor valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.


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            4.2 Authorization and Noncontravention. This Agreement and each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company, and this Agreement and each other Transaction Document which is an agreement constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and the other Transaction Documents do not and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or any Subsidiary (as defined herein); (ii) violate any provision of, or result in the termination or acceleration of, or default under, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Company or any Subsidiary pursuant to any provision of any mortgage, lien, lease, agreement, license, or instrument, or violate any law, regulation, order, arbitration award, judgment or decree to which the Company or any Subsidiary is a party or by which the Company's or a Subsidiary's property is bound; (iii) violate or conflict with, or create a default under, any other agreement or restriction of any kind or character to which the Company or any Subsidiary is subject; (iv) require any governmental or stockholder consent, authorization, approval or filing, except as may be required by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and the Securities Exchange Act of 1934, as amended (the "Exchange Act); and (v) violate any consent decree or requirement to which the Company or any Subsidiary is subject or to which their assets are bound.

            4.3 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has the power to own its property and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions listed on Schedule 4.3, which are the only jurisdictions in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary.

            4.4 Capital Stock.

                  (a) The Company has authorized 150,000,000 shares of Common Stock of which 19,017,352 shares are issued and outstanding, 1,000,000 shares of Class A Convertible Preferred Stock, par value $10.00 per share, of which 0 shares are issued and outstanding; and 1,000,000 shares of Class B Preferred Stock, par value $10.00 per share, of which 0 shares are issued and outstanding. The issued and outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable state and federal laws concerning the issuance of securities, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights. No securities directly or indirectly convertible into or exchangeable for any of the capital stock of the Company,


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and no options, warrants, rights, calls or commitments relating to such shares or other such securities, are outstanding, except as reflected on Schedule 4.4 hereto. Except as set forth on Schedule 4.4 hereto or pursuant to Section 6.5 of this Agreement, the Company is not under any contractual obligation to register under the Securities Act any of its presently outstanding securities or any securities which it may hereafter issue.

                  (b) The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock and the Company does not have any outstanding warrants, options, convertible securities or other rights, commitments or understandings, whether written or oral, to acquire its capital stock, except as set forth on Schedule
4.4 or pursuant to this Agreement.

                  (c) Sufficient shares of authorized but unissued Warrant Shares have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. The issuance of the Warrant Shares upon the exercise of the Warrants, will not require any further corporate action by the stockholders or the Board, nor will it be subject to preemptive rights of any present or future stockholders of the Company, nor will it conflict with any provision of any agreement to which the Company or any Subsidiary is a party or by which the Company's or any Subsidiary's assets are bound.

            4.5 Valid Issuance of Securities; No Personal Liability. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, the Warrants and the Warrant Shares will be duly and validly issued, fully paid, non-assessable and free of preemptive rights. Based in part upon the representations of Investor in this Agreement, the Warrants, and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws and the offer, sale and issuance of the Warrants and the Warrant Shares will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act. The Investor, upon issuance of the Warrants and the Warrant Shares will not be subject to personal liability by reason of being holder thereof.

            4.6 Subsidiaries; No Violation of Organizational Documents.

                  (a) Schedule 4.6 annexed hereto lists each subsidiary of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries") together with the jurisdiction of incorporation of each Subsidiary. Except for the equity ownership interests in each Subsidiary as set forth on Schedule 4.6, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any other Person (as defined herein).

                  (b) Each Subsidiary (i) is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all powers and authority required to own, lease or operate its properties, to carry on its business as now conducted, and (ii) has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction where the character of the


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property owned, leased or operated by it or the nature of its activities makes such qualification necessary. All of the outstanding equity interests in each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights. All of the equity interests in each Subsidiary are beneficially owned, directly or indirectly, by the Company.

                  (c) Except as set forth on Schedule 4.6 annexed hereto, the equity interests in each Subsidiary are owned by the Company free and clear of any lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of the stock or other ownership interests). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for equity interests in any Subsidiary, (ii) options, warrants or other rights to acquire from the Company or any Subsidiary, or obligations of the Company or any Subsidiary to issue, any equity interests in, or any securities convertible into or exchangeable or exercisable for any equity interests in, any Subsidiary or (iii) agreements, obligations or arrangements of the Company or any Subsidiary to issue, sell, repurchase, redeem or otherwise acquire any equity interests of any Company Subsidiary.

                  (d) None of the Company or any Subsidiary is in violation of any provision of its Certificate of Incorporation or By-laws or equivalent organizational documents.

            4.7 Financial Statements and No Material Changes.

                  (a) Each of the audited consolidated financial statements (including the notes thereto) (the "Audited Financial Statements") and unaudited consolidated interim financial statements of the Company included in the documents filed by the Company with the United States Securities and Exchange Commission (the "Company SEC Documents") were prepared in conformity with generally accepted accounting principles ("GAAP") throughout the periods involved, and each fairly presents, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements, which adjustments shall not be material).

                  (b) The Company has heretofore furnished the Investor with a true, correct and complete unaudited balance sheet of the Company and the related statements of income and retained earnings as of September 30, 2004 prepared by the Company. (The balance sheet of the Company as at September 30, 2004 is hereinafter referred to as the "Balance Sheet" and such date is hereinafter referred to as the "Balance Sheet Date") Except as specified in
Schedule 4.7(b) annexed hereto, since the Balance Sheet Date there has not occurred any Material Adverse Effect and no fact or condition exists or is contemplated or threatened which would result in a Material Adverse Effect such a material change.


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                  (c) Since September 30, 2004, except as set forth in Schedule
2.7(c) annexed hereto or otherwise expressly contemplated by this Agreement, the Company and each Subsidiary has conducted its business in the ordinary course consistent with past practice. Neither the Company nor any Subsidiary has engaged in any transaction or series of transactions material to the Company or any Subsidiary other than in the ordinary course of business and consistent with past practices. Without limiting the generality of the foregoing, and except as set forth by the Company on Schedule 2.7(c), since September 30, 2004, there has not been:

                        (i) any damage, destruction or other casualty loss
                  (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary;

                        (ii) any amendment or change in the Company's or any
                  Subsidiary's Certificate of Incorporation or By-laws;

                        (iii) any material change by the Company or any
                  Subsidiary in its accounting methods, principles or practices (other than changes required by GAAP or law after the date of this Agreement);

                        (iv) any material tax election, any change in method of
                  accounting with respect to taxes or any compromise or settlement of any proceeding with respect to any tax liability;

                        (v) any action, event, occurrence, development or state
                  of circumstances or facts that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

                        (vi) any declaration, setting aside or payment of any
                  dividend or distribution (whether in cash, stock or property) or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any Subsidiary of any shares of the Company's capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary, or any amendment of any material term of any outstanding security of the Company or any Subsidiary;

                        (vii) any sale, assignment, transfer, license, lease or
                  other disposition or agreement to sell, assign, transfer, license, lease or otherwise dispose of any of the assets of the Company or any Subsidiary other than in the ordinary course of business consistent with past practices including but not limited to with respect to any Intellectual Property of the Company;

                        (viii) any acquisition (by merger, consolidation, or
                  acquisition of stock or assets) by the Company or any Subsidiary of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration, or any loans or advances to any Person;


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                        (ix) any (A) incurrence of, (B) guarantee with respect
                  to, or (C) provision of credit support for, any indebtedness by the Company or any Subsidiary or any creation or assumption by the Company or any Subsidiary of any lien on any material asset;

                        (x) (A) any employment, deferred compensation, severance
                  or similar agreement entered into or amended by the Company or any Subsidiary and any employee, (B) any increase in the compensation payable or to become payable by it to any of its directors or officers or generally applicable to all or any category of the Company's or any Subsidiary's employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or any Subsidiary or generally applicable to all or any category of the Company's or any Subsidiary's employees or (D) severance pay arrangements made to, for or with such directors, officers or employees;

                        (xi) any loan, advance or capital contribution made by
                  the Company or any Subsidiary to, or investment in, any Person;

                        (xii) any waiver, direct or indirect, by the Company or
                  any Subsidiary of (A) any right or rights of material value of
                  (B) any payment of any material debt, liability or other obligation;

                        (xiii) any payment, loan or advance of any amount to or
                  in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement, or transaction with or on behalf of, any officer, director, or employee of the Company, any Subsidiary or any affiliate of any of them, or any business or entity in which the Company, any Subsidiary or any affiliate of any of them, or relative of any such Person, has any material, direct or indirect interest;

                        (xiv) any issuance, sale or disposition of any capital
                  stock or other equity interest (including equity derivatives) in the Company or any Subsidiary;

                        (xv) any notes or accounts receivable has been written
                  off as uncollectible, except write-offs in the ordinary course of business charged to applicable reserves;

                        (xvi) any cancellation or waiver of any claims or rights
                  of substantial value;


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                        (xvii) any amendment, alteration or modification in the
                  terms of any currently outstanding options, warrants or other rights to purchase any capital stock or equity interest in the Company or any securities convertible into or exchangeable for such capital stock or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

                        (xviii) any use of the Company's Intellectual Property
                  to accept or process any bets or wagers, or to engage in any gaming or gambling activities of any nature whatsoever, in, originating from, or with respect to, the United States and all states and local municipalities thereof, or, any use of the Company's Intellectual Property in violation of any gaming laws or regulations of any country throughout the world (including the United States) and all government and municipalities thereof; or

                        (xvi) any agreement to take any of the actions specified
                  in this Section 4.7(c), except for this Agreement.

                  (d) The Company is solvent, and has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

            4.8 Title to Properties; Encumbrances. Except as set forth on
Schedule 4.8 annexed hereto and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company (and each Subsidiary) has, and on each Closing Date, will have, good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, and (b) all of the properties and assets purchased by the Company (and each Subsidiary) since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character. Such properties and assets are sufficient to enable the Company (and its Subsidiaries) to carry out its business as presently conducted and as proposed to be conducted. The Company (and each Subsidiary) has all franchises, permits, licenses, and any other similar authority necessary for the conduct of its business as now being conducted or proposed to be conducted. The Company is not in default under any of such franchises, permits, licenses, or other similar authority.

            4.9 Leases. Schedule 4.9 annexed hereto contains an accurate and complete list of all leases to which the Company (and each Subsidiary) is a party (as lessee or lessor). Each lease set forth on Schedule 4.9 (or required to be set forth on Schedule 2.9) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in possession since the commencement of the original term of such lease and, to its knowledge, is not in default thereunder; and there exists no event of default or event, occurrence, condition or act (including the transactions contemplated by the Transaction Documents) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company (and each Subsidiary) is not currently in default of any of the terms or conditions under any such lease in any respect, and, to the best knowledge, information and belief of the Company, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company (and each Subsidiary) is in a state of good maintenance and repair.

            4.10 Material Contracts. Except as set forth on Schedule 4.10 annexed hereto, the Company (or a Subsidiary) is not bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company (and each Subsidiary), or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, or arrangement or any collective bargaining agreement or any other contract with any labor union or severance agreements, programs, policies or arrangements, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures not yet made, which involves $15,000 or more, (d) any loan or advance to, or investment in, any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment which involves $15,000 or more, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any employment agreement or other contract for the employment of any officer or employee, or any management service, consulting or any other similar type of contract, unless entered into or incurred in the ordinary course of business and not involving compensation in excess of $15,000, (g) any agreement, contract or commitment limiting the freedom of the Company (or any Subsidiary) to engage in any line of business or to compete with any Person, (h) any bank debt, loan, credit or other financing arrangement, (i) except as otherwise disclosed in this Agreement or a Schedule or Exhibit annexed hereto, any agreement, contract or commitment not entered into in the ordinary course of business which involves $15,000 or more and is not cancelable without penalty within 30 days, (j) any contract or group of related contracts with the same party or group of affiliated parties the performance of which involves (or is reasonably expected to involve) consideration in excess of $15,000 during any twelve month period, (k) any assignment, license, sub-license, joint venture, development, maintenance, indemnification or other agreement of any nature whatsoever with respect to the Intellectual Property of the Company, (l) any agreement (other than this Agreement) under which the Company (or any Subsidiary) has granted any Person any rights related to the registration of securities under the Securities Act (including, without limitation, demand or piggyback registration rights), (m) any sales, distribution or franchise agreement, or (n) any other agreement which is material to its operation and business prospects. Each contract or agreement set forth on Schedule 4.10 (or required to be set forth on Schedule 4.10) has been or simultaneously upon the execution and delivery hereof will be executed and delivered and is (or will be) valid, binding, and enforceable in accordance with its terms and is in full force and effect; and there exists no default or event of default or event, occurrence, condition or act (including the transactions contemplated by the Transaction Documents) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default thereunder. The Company (and each Subsidiary) is not currently in default of any of the terms or conditions of any contract or agreement set forth on Schedule 4.10 (or required to be set forth on Schedule 4.10).

            4.11 Restrictive Documents. Except as set forth on Schedule 4.11 annexed hereto, neither the Company nor any Subsidiary is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could result in a Material Adverse Effect or would in any way alter the continued operation of the Company's business after the date hereof or any Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

            4.12 Litigation. Except as set forth on Schedule 4.12 annexed hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or any investigation by any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company, threatened, against or affecting the Company or any Subsidiary, or any of their respective properties or rights; and there is no valid basis for any such action, proceeding or investigation. The foregoing includes, without limitation, actions pending or threatened involving any of the Company's (or any Subsidiary's) officers, employees or consultants, their use in connection with the Company's (and Subsidiary's) business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There are no actions, suits, proceedings or investigations by the Company or any Subsidiary currently pending against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by the Transaction Documents). The Company and each Subsidiary is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries. Except as set forth on Schedule 4.12, the Company and each Subsidiary is not party or subject to any judgment, order, writ, injunction, or decree entered in any lawsuit or proceeding which may affect its operations, business practices, present or anticipated, or ability to acquire any property or conduct business.

            4.13 Taxes. Except as set forth on Schedule 4.13:

                  (a) all tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by, or with respect to, the Company and each Subsidiary have been timely filed in accordance with all applicable laws; (b) the Company and each Subsidiary has timely paid all "Taxes" (as that term is hereinbelow defined) due and payable and the Company Returns are true, correct and complete in all material respects; (c) the Company and each Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against the Company or any Subsidiary in respect of any taxes; (e) neither the Company nor any Subsidiary is party to, bound by or has any obligation under, any tax sharing agreement or similar contract or arrangement or any agreement that obligates either of them to make any payment computed by reference to the taxes, taxable income or taxable losses of any other Person; (f) there are no liens with respect to taxes on any of the assets or properties of the Company or any Subsidiary; (g) neither the Company nor any Subsidiary (1) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (2) has any liability for the taxes of any Person (other than the Company and the Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign "Law", as that term is hereinbelow defined), or as a transferee or successor, by contract or otherwise; (h) no consent under Section 341(f) of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the "Code") has been filed with respect to the Company or any Subsidiary; (i) neither the Company nor any Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Code; (j) neither the Company nor any Subsidiary has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (k) no waivers of statutes of limitation with respect to any Company Returns have been given by or requested from the applicable entity; (l) all deficiencies asserted or assessments made as a result of any examinations of the Company or any of the Subsidiaries have been fully paid, or are fully reflected as a liability on the Company's balance sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected on the Company's balance sheet; (m) none of the Company or any of its Subsidiaries has received written notice from any governmental agency in a jurisdiction in which such entity does not file a tax return stating that such entity is or may be subject to taxation by that jurisdiction; (n) none of the assets of the Company or any Subsidiary is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (o) none of the assets of the Company or any Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; (p) none of the assets of the Company or any Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and (q) neither the Company nor any predecessors of the Company by merger or consolidation has within the past three years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.

                  (b) All taxes arising from the transactions described in this Agreement and payable by the Company, if any, will be paid by the Company.

                  (c) As used herein, the following terms shall have the following meanings: (i) "Taxes" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, escheat, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to taxes that may become payable in respect therefor imposed by any Governmental Entity, whether disputed or not; (ii) "Governmental Entity" means any supranational, federal, state, local or foreign government, court, administrative agency or commission or other governmental or regulatory authority or instrumentality; and
(iii) "Law" means any supranational, federal, state, local, or foreign law, rule, regulation, judgment, code, ruling, statute, order, decree, injunction, ordinance or other legal requirement (including any arbitral decision or award).

            4.14 Liabilities. The Company (and each Subsidiary) does not have any outstanding Material obligations, claims, liabilities or indebtedness, contingent or otherwise, known or unknown, except as set forth in its Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to September 30, 2004 in the ordinary course of business, and, except as set forth on Schedule 4.14. The Company and each Subsidiary maintains a standard system of accounting in accordance with GAAP. The Company's financial reserves reflected in its Balance Sheet are adequate to cover claims already incurred and reasonably expected to be incurred and the Company's provisions for Taxes as set forth in its Balance Sheet are adequate and accurate for taxes due and accrued. The Company and each Subsidiary is not in default in respect of the terms or conditions of any indebtedness.

            4.15 Compliance with Laws. Except as set forth on Schedule 4.15, the Company and each Subsidiary is in compliance with all applicable Laws, regulations, orders, judgments and decrees. Neither the Company, any Subsidiary, nor any of their employees has at any time made any payments for improper or unlawful political contributions or made any bribes, kickback payments or other illegal payments.

            4.16 Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the records and books of account of the Company and each Subsidiary (less the amount of any provision or reserve therefor made in the records and books of account) constitute valid and enforceable claims that have arisen only from bona fide transactions in the ordinary course of business and none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such provision or reserve, and there are no known, contingent or asserted claims, or refusals to pay against any such receivables or debts. There has been no material change since the Balance Sheet Date (and each Subsidiary) in the amount of accounts receivable or other debts due the Company (and each Subsidiary) or the allowances with respect thereto, or accounts payable of the Company (and each Subsidiary) from that reflected in the Balance Sheet.

            4.17 Employees; Employee Benefit Plans. No employee or consultant of the Company has any agreement or contract, written or oral, except as described on Schedule 4.17, regarding such person's employment or consultancy with the Company. To the best of the Company's knowledge, no employee of the Company (or any Subsidiary) nor any consultant with whom the Company (or any Subsidiary) has contracted is in violation of any term of any employment contract, non-disclosure or confidentiality or non-compete agreement or any other similar contract or agreement relating to the relationship of such employee or consultant with the Company (or any Subsidiary), any former employer or any other party. No employee of the Company (or any Subsidiary) has been granted the right to continued employment by the Company (or any Subsidiary) or to any material compensation following termination of employment with the Company (or any Subsidiary) except as set out on Schedule 4.17 hereto. The Company is not aware that any officer or employee, or that any group of employees, intends to terminate their employment with the Company (or any Subsidiary), nor does the Company (or any Subsidiary) have a present intention to terminate the employment of any officer, employee or group of employees. Set forth on Schedule 4.17 annexed hereto is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company (or any Subsidiary). All such Employee Benefit Plans are fully funded and are and at all times have been in compliance in all material respects with applicable law, including the provisions of ERISA.

            4.18 Disclosure. None of the Transaction Documents or any other document delivered (or to be delivered at any Closing) in accordance with the terms thereof or any document or statement in writing which has been supplied by the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which made. There is no fact (presently understood as such and not of general knowledge) known to the Company which could result in a Material Adverse Effect which has not been disclosed herein.

            4.19 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. The Company shall indemnify and hold Investor harmless with respect to the foregoing.

            4.20 Environmental Matters. The Company (and each Subsidiary) has been and is in compliance with all provisions of all pollution control laws; hazardous waste generation, storage, disposal, transportation, handling and cleanup laws; other environmental protection laws; occupational safety and health standards laws; and all rules, standards, regulations, permits, license requirements and authorizations required by or related to such laws (collectively "Environmental and Safety Laws"), and has obtained all permits, licenses and other authorizations required thereunder. No proceeding or investigation is pending or, to its knowledge, threatened, alleging or to the effect that the Company (or any Subsidiary) has violated or is in violation of or bears any liability pursuant to any such law, rule, standard, regulation, permit, license or authorization or any related common law theory. The Company (and each Subsidiary) is not, and has not been, subject to or bound by any order, decree or otherwise relating to any of the foregoing. No underground storage tanks, asbestos containing material, or PCB-containing materials or equipment is present at any property owned or occupied by the Company (or any Subsidiary). Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties or operations of the Company (and each Subsidiary) will prevent, hinder or limit continued compliance with Environmental and Safety Laws or give rise to any liabilities (contingent or otherwise) or corrective, investigatory or remedial obligations pursuant to Environmental and Safety Laws, including, without limitation, obligations or liabilities relating to onsite or offsite hazardous substance releases, personal injury, property damage or natural resources damage.

            4.21 Affiliate Transactions. Except as set forth in Schedule 4.21 annexed hereto, and except for employment agreements with officers of the Company disclosed in the Company SEC Documents, there are no contracts, arrangements or understandings, of any nature whatsoever, whether written or oral, with any (i) present or former officer or director or stockholder of the Company or any Subsidiary or any of their immediate family members (including their spouses), (ii) record or beneficial owner of five percent or more of any voting securities of the Company or (iii) affiliate of any such officer, director, family member or beneficial owner (including the Stockholders).

            4.22 Intellectual Property.

                  (a) Set forth on Section 4.22 annexed hereto is a detailed description of all "Intellectual Property" (as that term is defined in the License Agreement) of the Company. Except as disclosed on Schedule 4.22 annexed hereto, with respect to each item of Intellectual Property: (i) the Company (or Subsidiary) is the sole owner and possesses all right, title, and interest in and to the item in the listed country or jurisdiction, free and clear of any security interest, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened that challenges the legality, validity, enforceability, registrations, use, or ownership of the item in the listed country or jurisdiction; and (iv) the Company (and each Subsidiary) has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (b) Set forth on Schedule 4.22 annexed hereto, are all items of Intellectual Property of any third party that the Company or any Subsidiary uses pursuant to license, sublicense, agreement, or permission except for off-the-shelf software programs that the Company and its Subsidiaries use in the ordinary course of business, pursuant to valid "shrink-wrap" licenses that contain no restrictions with respect to assignments by or changes in control of the Company. With respect to each item of Intellectual Property, where applicable: (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor any of the Subsidiaries is in default of such license, sublicense, agreement or permission, and no event has occurred that with notice or lapse of time would constitute a default or permit termination, modification, or acceleration thereunder; (iv) neither the Company nor any Subsidiary has repudiated any provision thereof; and (v) neither the Company nor any of the Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                  (c) The Company and the Subsidiaries own or have the right to use, without payments to any other Person except pursuant to a license, settlement or similar agreement that is specified on Schedule 4.22 annexed hereto, all Intellectual Property either (i) necessary for, or (ii) actually used in, the operation of the business of the Company and the Subsidiaries as and where the business is presently conducted and presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company and the Subsidiaries immediately prior to each of the Closing Dates hereunder will be owned or available for use by the Company and the Subsidiaries on identical terms and conditions immediately subsequent to each of the Closing Dates hereunder. The Company and the Subsidiaries are taking or have taken all actions that are required to maintain, and all actions that they reasonably believe are required to protect, each item of Intellectual Property that they own or use.

                  (d) Neither the Company nor any of the Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as set forth on Schedule 4.22 annexed hereto, neither the Company nor any of the Subsidiaries has received any charge, complaint, claim, demand, or notice during the past five (5) years, (or earlier, if not resolved) alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or any Subsidiary must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, except as set forth on Schedule 4.22 annexed hereto, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or any of the Subsidiaries during the past five (5) years (or earlier if not resolved).

                  (e) All Intellectual Property owned by the Company and/or any Subsidiary and for which confidentiality is required has been maintained in confidence in accordance with protection procedures believed by the Company and the Subsidiaries to be adequate for protection, and in accordance with procedures customarily used in the industry to protect rights of like importance.

                  (f) As of the date hereof and at each Closing Date, no former or current stockholder, employee, director or officer of the Company or any Subsidiary will have, directly or indirectly, any interest in any Intellectual Property used in or pertaining to the business of the Company and the Subsidiaries, nor will any such Person have any rights to past or future royalty payments or license fees from the Company or any Subsidiary, deriving from licenses, technology agreements or other agreements, whether written or oral, between any such Person and the Company and/or any Subsidiary.

                  (g) The transactions contemplated hereunder will not violate any privacy policy or other terms of use relating to any web sites of the Company or the Subsidiaries. The Company and each of the Subsidiaries' use and dissemination of any and all data and information concerning users of such web sites is in compliance with their privacy policies and terms of use, and all applicable laws and regulations.

            4.23 Insurance. Each of the Company and its Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses; provided, however, the Company does not currently have (i) directors and officers liability insurance, (ii) products liability insurance on gaming machines to be deployed in land-based casinos subsequent to the date hereof, and (iii) an insurance policy on the contents of the Las Vegas, Nevada office, including, gaming machines, computers, office furniture, and the like. Schedule 4.23 annexed hereto contains a complete and accurate list of all Insurance Policies of the Company and its Subsidiaries. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full, in each case without any exception other than those which have not had, and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiaries. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by the Transaction Documents, in each case without any exception. Each of the Company and its Subsidiaries has complied in all respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy, in each case without any exception other than those which have not had, and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiaries. All claims under the Insurance Policies have been filed in a timely fashion. Since the Company's formation, there have been no historical gaps in insurance coverage of the Company and/or its Subsidiaries. Except as expressly set forth in this Section 4.23, the Company and each Subsidiary has insurance policies in effect covering the risks associated with its businesses and properties which are of such character and in such amounts as are customarily maintained by similarly situated entities engaged in the same or similar businesses.

            4.24 Company SEC Documents.

                  (a) Except as set forth on Schedule 4.24 annexed hereto, the Company has filed on a timely basis all Company SEC Documents required to be filed with or furnished to the United States Securities and Exchange Commission (the "SEC") by the Company under the Securities Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). No Subsidiary currently is, and no Subsidiary at any time has been, required to file or otherwise furnish any form, report, registration statement or prospectus or other document with or to the SEC.

                  (b) As of their respective dates, each Company SEC Document including, without limitation, any financial statements (including footnotes thereto) or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act, as the case may be and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) The Company will file with the SEC and promptly will make available to Investor true and complete copies of each form, registration statement, report, schedule, proxy or information statement and other documents (including exhibits thereto) required to be filed with the SEC under the Securities Act or the Exchange Act subsequent to the date hereof.

            4.25 No Domestic Wagers or Violations of Gaming Laws. The Company's Intellectual Property has never been used to accept or process any bets or wagers, or engage in any gaming or gambling activities of any nature whatsoever, in, originating from, or with respect to, the United States and all states and municipalities thereof, or used in violation of any gaming laws or regulations of any country through the world (including the United States) and all governmental municipalities thereof.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Investor hereby represents and warrants, as follows:

            5.1 Accredited Investor or Business and Financial Experience. Investor is an accredited investor as defined in Rule 501 under the Securities Act.

            5.2 Investment. Investor is acquiring the Secured Facility Note, the Warrants and the Warrant Shares (the "Securities") for investment purposes only and not with a present intention to effect the resale or distribution thereof except in a manner that would be exempt from the registration and prospectus delivery requirements of the Securities Act. Investor understands that the disposition of the Securities must be registered under the Securities Act or qualified under any applicable state securities laws, or otherwise be exempt therefrom.

            5.3 Authorization. This Agreement, when executed and delivered by Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.


                                   ARTICLE VI

                           COVENANTS OF THE COMPANY

            6.1 Conduct of Business. During the Term (as defined herein) of this Agreement (as defined herein), the Company shall and shall cause its Subsidiaries to:

            (a) conduct its operations only in the ordinary course of its business consistent with past practice,

            (b) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits from governmental entities necessary to the conduct of its businesses;

            (c) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's financial statements with respect thereto;

            (d) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's books with respect thereto;

            (e) comply with all applicable laws, rules and regulations of all governmental authorities;

            (f) apply for and continue in force, at its expense, adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

            (g) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on the Company's financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied;

            (h) use the proceeds of the sale of the Secured Facility Note and solely for purposes set forth in the Notice of Borrowing;

            (i) abide by the terms and covenants of this Agreement and all other Transaction Documents and any other agreements between the parties and their affiliates;

            (j) not take or fail to take any action within the Company's control which has or is likely to impair the value of any substantial part of Company's assets;

            (k) provide Investor with annual budgets and monthly financial information setting forth monthly and year to date variances from the budget;

            (l) not permit its Intellectual Property (a) to be used to accept or process any bets or wagers, or engage in any gaming or gambling activities of any nature whatsoever, in, originating from, or with respect to, the United States and all states and local municipalities thereof or (b) to be used in violation of any gaming laws or regulations of any country throughout the world (including the United States) and all government and municipalities thereof;

            (m) cooperate with the Investor and execute such further instruments and documents as the Investor shall request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Transaction Documents; and

            (n) promptly, but not later than 5 business days of discovering such default or Event of Default, notify the Investor in writing of the occurrence of any default or Event of Default or if any Person shall given any notice, propose any restructuring or settlement or take any other action in respect of a claimed default or event of default (whether or not constituting a default or an Event of Default hereunder).

            6.2 Certain Actions Requiring Investor Approval. From and after the date hereof and until the expiration of the Term of this Agreement, without the affirmative prior written consent of the Investor the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

      (a) issue, sell or transfer any additional equity securities of the Company (or any Subsidiary), or issue any rights, options or warrants to acquire any additional equity securities of the Company (or any Subsidiary);

      (b) effect a Change in Control. The term Change in Control shall mean any transaction or series of transactions including the granting of options, warrants, convertible securities or any other rights pursuant to which a third party or parties acquire or could have the right to acquire (i) at least fifty percent (50%) of any class of voting stock of such Person and thereby have the right to elect a majority of such Person's board of directors, whether through purchase, merger, consolidation or otherwise, (ii) at least fifty percent (50%) of the Person's operating assets, based on the lesser of book or fair market value, or assets which, during the preceding twelve (12) months generated at least fifty percent (50%) of the Person's net income, or (iii) the merger or consolidation of such Person with or into any other corporation;

      (c) amend, modify, alter, or repeal any provision of the Company's or any Subsidiary's Articles of Incorporation or By-laws, including but not limited to any change to the authorized capital thereof;

      (d) declare, set aside or pay any dividend or other distribution on any securities of such Person;

      (e) incur any indebtedness or provide any guaranties to third parties;

      (f) enter into any new employment agreements or amend any existing employment agreements with any executive officers;

      (g) change the business or nature of the business conducted;

      (h) redeem, repurchase or otherwise acquire any securities of such Person;

      (i) take any action with a view towards the dissolution, liquidation, winding up or termination of the corporate existence, or initiate any action or proceeding with respect to the filing of any bankruptcy, reorganization or similar action under any federal bankruptcy or insolvency laws, or under any other similar laws of any jurisdiction;

      (j) permit its Intellectual Property to be used to accept or process any bets or wagers, or engage in any gaming or gambling activities of any nature whatsoever, in, originating from, or with respect to, the United States and all states and local municipalities thereof;

      (k) change the size of the Board;

      (l) adopt a stockholders rights plan or implement any anti-takeover measures;

      (m) enter into any commitment or agreement to license any Intellectual Property;

      (n) grant any registration rights in respect of its securities; or

      (o) take or agree to take any of the actions set forth in Section 4.7(c) of this Agreement.

            6.3 Review of the Company. Investor may, at any time and from time to time during the Term hereof, directly and/or through its representatives, review the properties, books and records of the Company and its financial and legal condition as Investor deems necessary or advisable in its sole discretion; any such review(s) shall not, however, affect the representations and warranties made by the Company hereunder or under any Transaction Document or the remedies of Investor for breaches of those representations and warranties. The Company shall permit the Investor and its representatives to have, after the date of execution of this Agreement, upon prior notice and at reasonable times during business hours, full access to its premises, and to any other premises of any other Persons who are using the Company's Intellectual Property, and to all the books and records of the Company (and its Subsidiaries), and to cause the officers of the Company (and its Subsidiaries) to furnish the Investor with such financial and operating data and other information with respect to the business and properties of the Company (and its Subsidiaries) as the Investor shall from time to time request.

            6.4 Investor's Preemptive Rights. In the event that during the Term hereof the Company seeks to issue additional shares of Common Stock or preferred stock, whether directly, or through the issuance of any options, warrants or rights to acquire Common Stock or preferred stock or securities convertible into Common Stock or preferred stock (collectively, the "Additional Shares"), in addition to its rights under Section 6.2 of this Agreement, Investor shall have the right to subscribe for such number of Additional Shares, at the price at which the Additional Shares are intended to be issued, in an amount equal to Investor's then proportionate ownership interest in the Company as if on the date of such proposed issuance Investor had fully exercised all of its Warrants (and with respect to Interest Warrants, all Interest Warrants to which Investor is entitled to as of the date of such proposed issuance whether or not actually issued to Investor as of the date of such proposed issuance). Notwithstanding the foregoing, Investor shall not have a preemptive right with respect to issuances of Warrant Shares in connection with the exercise of the Warrants, or with respect to issuances of Option shares in conjunction with the exercise of the Option provided by the Option Agreement. Whenever it proposes to issue Additional Shares which are subject to Investor's preemptive rights as provided herein, the Company shall give written notice (the "Preemptive Notice") thereof to Investor at least twenty (20) days prior to the proposed issuance. The Preemptive Notice shall describe the Additional Shares to be issued, the date, price and all other material terms of such proposed issuance, and the identity of the proposed purchasers thereof (the "Proposed Purchasers"). Investor shall have fifteen (15) days from the date of such notice to give written notice to the Company (the "Acceptance Notice") whether it elects to purchase some or all of its pro rata share of such Additional Shares. Investor shall pay for any Additional Shares subscribed for hereunder within sixty (60) days after the Company's giving of the Preemptive Notice, or on the date the Proposed Purchasers actually to pay for their Additional Shares, whichever is later.

            6.5 Registration Rights. The Investor shall have the registration rights set forth in this Section 6.5 during the Term hereof.

            (a) Investor's Demand Registration. In the event that the Company shall receive a written notice (the "Investor's Demand Notice") from Investor or its affiliates requesting the registration of any shares of Common Stock owned by Investor or its affiliates or issuable to Investor or its affiliates upon the exercise or conversion of the Warrants (all such shares of Common Stock are hereinafter collectively referred to in this Section 6.5 as the "Investor's Registrable Securities" or the "Registrable Securities"), the Company shall prepare and file with the SEC a registration statement under the Securities Act covering the Registrable Securities that are the subject of the Investor's Demand Notice and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after the date of such initial filing.

            The obligation of the Company under this Section 6.5(a) shall be limited to four (4) long form registration statements on Form S-1 or Form S-B-2 (if applicable) or any successor forms; and four (4) demands on a registration statement or Form S-3 or any successor form. A registration shall not count as a demand registration under this Section 6.5(a) until a registration statement including at least eighty percent (80%) of the Investor's Registrable Securities that were requested to be included on the registration statement by Investor has been declared effective by the Staff of the SEC, and such registration statement has remained continuously effective until the disposition of all Registrable Securities included thereon has been sold by Investor. In the event that the Investor shall request in the Investor's Demand Notice that the proposed offering be an underwritten public offering, the Investor shall select the investment banker(s) and manager(s) to administer the offering.

            Notwithstanding any set forth herein to the contrary, if the registration statement required to be filed under this Section 6.5 (a) is not filed within forty-five (45) days after receipt of the Investor's Demand Notice, then the Company shall issue to Investor three (3%) percent of the number of shares of Registrable Securities required to be included on any such registration statement pursuant to such Investor's Demand Notice for each month or part thereof after such forty-five (45) day period that such registration statement is not filed with the SEC. Further, notwithstanding anything set forth herein to the contrary, in the event that the foregoing registration statement is not declared effective by the SEC within one hundred twenty (120) days following the date of the filing of such registration statement, the Company shall issue to the Investor two (2%) percent of the number of shares of Registrable Securities required to be included on such registration statement for each month or part thereof subsequent to such ninety (90) day period until such time as the registration statement shall be declared effective. All such additional securities to be issued to the Investor pursuant to this paragraph shall be included upon such registration statement covering the Registrable Securities.

            (b) "Piggyback" Registration Rights. At any time after the date hereof, in the event that the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or by any of its security holders (other than a registration statement on Form S-4, S-8 or other successor or comparable form), the Company will give written notice of its determination (the "Piggyback Notice") to all record holders of Investor's Registrable Securities at least forty-five (45) days prior to filing such registration statement. Upon the written request from the holder of any Registrable Securities within thirty (30) days after the giving of the Piggyback Notice, the Company will cause such Registrable Securities to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such Company initiated registration. If any registration pursuant to this Section 6.5(b) shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 6.5(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriter(s). In the event that in the good faith judgment of a managing underwriter of such public offering the inclusion of all of the Registrable Securities originally covered by a request for registration pursuant to this Section 6.5(b) would materially adversely affect the successful marketing of the shares of stock offered by the Company, the number of shares of Registrable Securities otherwise to be included in the underwritten public offering may be reduced as required by the managing underwriter, but only after all other selling security holders of the Company included on such registration statement have had all of their shares removed from such registration statement (including any selling security holder not subject to this Agreement).

            There shall not be any limit to the number of piggyback registrations that may be requested by the holders of Registrable Securities.

            (c) Registration Procedures. If and whenever the Company is required by the provisions of Section 6.5 hereof to effect the registration of the Investor's Registrable Securities under the Securities Act, the Company shall:

      (a) prepare and file with the SEC a registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable for such period as is necessary to effect the sale of all such Registrable Securities;

      (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as is necessary to effect the sale of the Registrable Securities;

      (c) furnish to any holder participating in such registration (a "Participating Holder") such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holder may reasonably request in order to facilitate the public offering of the Participating Holder's securities;

      (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such Participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

      (e) notify the Participating Holders, promptly after it shall receive notice thereof, of the time when such registration statement or a supplement to any prospectus forming a part of such registration statement has become effective;

      (f) notify the Participating Holders promptly of any request by the Staff of the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

      (g) prepare and file with the SEC, any amendments or supplements to such registration statement or prospectus which is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Participating Holders;

      (h) prepare and promptly file with the SEC and promptly notify the Participating Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectuses then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

      (i) advise the Participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Division of Enforcement of the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      (j) indemnify and hold harmless each Participating Holder against any and all losses, claims, damages or liabilities to which such Participating Holder shall become subject, under the Securities Act or otherwise, that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus thereunder or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading; provided, however, that no such indemnification shall be available to any Participating Holder (and the Participating Holder shall indemnify and hold harmless the Company) with respect to, and to the extent there is liability attributable to, written information provided by a Participating Holder to the Company for use in such registration statement or prospectus thereunder or any amendment or supplement thereto, or any related preliminary prospectus;

      (k) cause its executive officers to work in good faith with any managing underwriter in connection with taking all actions necessary to successfully consummate the public offering, including but not limited to active participation at so-called "road shows" to the extent requested by the managing underwriter, and using commercially reasonable efforts to obtain as high a valuation of the Company as possible; and

      (l) to the extent not selected by the Investor, consult with the Investor in connection with the selection of any managing or co-managing underwriter, which selection of any managing or co-managing underwriter shall be subject to the reasonable prior approval of the Investor.

            (d) Expenses of Registration.

            (i) All fees, costs and expenses of and incidental to the registration of Registrable Securities, shall be borne by the Company; provided, however, that Participating Holders shall bear their pro rata share of the underwriting discount, if any, and commissions and transfer taxes.

            (ii) The fees, costs and expense of registration to be borne by the Company as provided in Section 6.5(i) above shall include, without limitation, all registration, filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified and all fees and disbursements of one counsel and accountants retained by Investor on its behalf and on behalf of the Participating Holders.

            6.6 Company Information. The Company agrees to deliver to each Investor, without charge, during the Term hereof:

      (a) Within forty five (45) days after the end of each quarter (except the last) in each fiscal year of Company, a balance sheet of the Company as of the end of such quarter, and statements of income and cash flow of the Company for such quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods a year earlier and the figures set forth in the Company's budget for such periods and accompanied by a narrative description of such financial statements in reasonable detail prepared by the chief accounting or financial officer of the Company, with such changes as reasonably requested by Investor from time to time.

      (b) Within ninety (90) days after the end of each fiscal year of the Company, an audited balance sheet of the Company as of the end of such fiscal year, and audited statements of income, changes in stockholders' equity and cash flows of the Company for such fiscal year and footnotes with respect thereto, in each case prepared in accordance with generally accepted accounting principles, consistently applied, setting forth in each case in comparative form the figures for the previous fiscal year end and the figures set forth in the Company's budget for such fiscal year. Such audited financial statements shall be audited by an independent accounting firm acceptable to Investor.

      (c) Within thirty (30) days of the end of each monthly period in each fiscal year of the Company, the Company shall deliver to Investor the financial information in such form and containing information in respect of detailed revenue and costs including wages, rents, exhibition costs, hereof, or in such other form, and containing such other information, as Investor may from time to time request during the Term hereof.

      (d) No later than thirty (30) days prior to the first day of each fiscal year of the Company, the Company shall deliver to Investor an annual budget and operating plan in such form and containing such information as shall be reasonably acceptable to Investor.

      (e) Promptly after receipt of a request therefor, any information required by or necessary Investor to comply with local, state or federal regulatory or tax filing requirements relating to Investor's equity ownership interest in the Company.

      (f) With reasonable promptness, such other data and information as from time to time may be reasonably requested by Investor.

            6.7 Reincorporation.

            At any time during the Term hereof, at the request of Investor, the Company at Investor's sole cost and expense, shall take all necessary actions, effect all necessary filings, and obtain the requisite corporate, stockholder, board and regulatory approvals, in order to effect the reincorporation of the Company in the State of Delaware (or any other jurisdiction required by Investor) in such fashion as required by Investor (the "Reincorporation"), in as expeditious a manner as possible. In the event the Company shall be required to effectuate the Reincorporation, a principal component of such Reincorporation shall be the creation of a separate class of convertible preferred stock with such terms and provisions set forth on Exhibit K hereto ("Reincorporation Preferred Stock") and the Warrant Shares into which any outstanding Warrants shall be convertible into, without any further action, shall be shares Reincorporation Preferred Stock. Except as provided in the immediately preceding sentence, no other change shall be deemed to be made to the Warrants.

            6.8 Board Representation/Legend/Board Meetings

            (a) During the Term hereof, Investor shall receive notice of any and all meetings of the board of directors of the Company and any committees thereof, simultaneously and by the same means as notice as given to all other members of the board and Investor shall have the right to have two (2) observers attend any and all such meetings. In addition, as a substitute for either or both of such board observers, Investor shall have the right from time to time and at any time, to designate up to two (2) members to serve on the board of directors at any time during the Term hereof, each of who shall be appointed by the board in accordance with the Company's By-Laws in between any meeting of stockholders at which the election of directors is to be voted upon.

            (b) The board of directors of the Company shall hold regularly scheduled meetings, all of which shall be duly noticed in accordance with the Company's By-Laws, no less than once every calendar quarter, and at such other times as board meetings may be called (i) as provided in the Company's By-Laws, and (ii) as may be called from time to time and at any time during the Term hereof by Investor's board observer or board designee.

            (c) The Company shall ensure that all provisions of any Transaction Document requiring that a legend be placed on any stock certificate of representing Common Stock shall be fully complied with.

                                   ARTICLE VII

                           EVENTS OF DEFAULT/REMEDIES

            7.1 Events of Default. Each of the following shall constitute an "Event of Default," whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of Company, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

            (a) Company defaults in the payment of principal, or fails to issue any Interest Warrant, or any other payments due hereunder when the same become due and payable in accordance with the terms hereof and, in the case of a payment of principal, or an issuance of an Interest Warrant, such default continues for a period of five (5) days; or

            (b) Any representation or warranty by Company or any party other than the Investor in any of the Transaction Documents shall at any time prove to have been incorrect or misleading in any respect when made; or

            (c) Company or any party other than the Investor in any of the Transaction Documents fails to observe, perform or comply with any covenant, condition or agreement to be observed, performed or complied with under any of the Transaction Documents, and, such failure continues unwaived and uncured for five (5) days following notice to Company of such nonperformance; or

            (d) Company or any of its Subsidiaries, shall (i) commence a voluntary case under the bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

            (e) A case or other proceeding shall be commenced against Company or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Company, or of all or any substantial part of the assets, domestic or foreign, of Company and such case or proceeding shall continue undismissed or unstayed for a period of sixty
(60) calendar days, or an order granting the relief requested in such case or proceeding against the Company (including, but not limited to, an order for relief under such Federal bankruptcy laws) shall be entered.

            7.2 Remedies. Upon the occurrence of an Event of Default, the Investor, upon written notice to Company, may declare the entire amount of principal and interest then remaining unpaid under the Facility due and payable, anything contained herein to the contrary notwithstanding, provided, however, that upon occurrence of an Event of Default described in subparagraph (d) or (e) of this paragraph 5, the entire amount of principal and interest then remaining unpaid under the Facility shall, without requirement for any notice, immediately become due and payable.

            All powers and remedies herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to Investor by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in any of the Transaction Documents, and no delay or omission of Investor to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein and every power and remedy thereby given by or by law to Investor may be exercised from time to time, and as often as shall be deemed expedient, by Investor. No course of dealing between the Company and the Investor shall operate as a waiver of any of the Investor's rights under this Agreement or any other Transaction Document.


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                    INDEMNITY

            8.1 Survival of Representations and Warranties. The respective representations and warranties of the Company and Investor contained in this Agreement and in the other Transaction Documents, and the indemnification provisions set forth in Section 8 hereof, shall survive the Closings and the expiration of the Term of this Agreement.

            8.2 Indemnification.

                  (a) The Company agrees to indemnify and hold Investor and its partners, officers, directors, members, employees, counsel, accountants, agents, successors and assigns (collectively, an "Indemnified Party") harmless from damages, liabilities, losses, costs or expenses (including, without limitation, reasonable counsel fees and expenses) asserted against, suffered or paid, directly or indirectly, as a result of or arising out of the failure of any respective representation or warranty made by the Company in this Agreement, or in any other Transaction Documents to be true, complete and correct in all respects at all times or the breach at any time during the Term hereof of any agreement or covenant set forth in this Agreement, or in any other Transaction Document.

                  (b) If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to so notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice, and the Company shall pay the reasonable fees, expenses and disbursements of counsel selected by the Indemnified Party; and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any separate counsel (if any) retained by the Company.

      The Indemnified Party may defend, using its own counsel, against such claim or litigation, in such manner as it deems appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Company, on such terms as the Indemnified Party may deem appropriate in its sole and absolute discretion, and the Company shall be entitled to participate in (but, unless expressly agreed to in each instance in writing by the Indemnified Party, not control) the defense of such action, with its counsel and at its own expense.

      The Company shall be liable for any settlement of any claim made by the Indemnified Party hereunder. The Company shall not, without prior written consent of an Indemnified Party, which consent shall be in the sole and absolute discretion of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof.

      Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the other parties, provided that the Company will reimburse the Indemnified Party for all of its out-of-pocket expenses incurred in connection with such cooperation by the Indemnified Party.

                  (c) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company (as applicable), on the one hand, and an Indemnified Party, on the other, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Company (as the case may be), on the one hand, and an Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1 Term. The "Term" of this Agreement shall commence on the date first set forth above and shall expire the last to occur of (a) the Borrowings shall have been fully repaid in accordance with the provisions of this Agreement or (b) when the Investor no longer owns any Warrants or Warrant Shares.

            9.2 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            9.3 Publicity. Any disclosure of the transactions contemplated hereby or the other Transaction Documents, including but not limited to press releases and other disclosure, shall be made only after Investor shall have been provided at least two (2) business days to review and comment thereon and shall have approved of such disclosure; provided that the name or identity of the Investor or any of its affiliates shall, in no circumstances, be disclosed without Investor's prior written consent. If requested, the Company shall cooperate and use best efforts to seek a protective order to keep the details hereof confidential.

            9.4 Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been included.

            9.5 Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by private overnight mail service (e.g., FedEx or an equivalent service), by U.S. next day express mail service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

                  if to Investor, to:

                  Cantor G & W (Nevada), L.P.
                  135 East 57th Street
                  New York, New York 10022
                  Facsimile:  (212) 829-4708
                  Attention:  Stephen M. Merkel, Esq.

                  with a copy simultaneously by like means to its counsel:

                  Zukerman Gore & Brandeis, LLP
                  875 Third Avenue
                  New York, NY  10022
                  Facsimile No.:  (212) 223-6433
                  Attn:  Clifford A. Brandeis Esq.

                  if to the Company, to:

                  Gaming & Entertainment Group, Inc.
                  6757 Spencer Street
                  Las Vegas, Nevada 89119
                  Facsimile:  702-407-2472
                  Attention:  Chief Executive Officer

Any person listed above, by written notice given to all other persons listed above in accordance with this Section 9.5, may change the address or any other contact information to which notices, statements, instruction or other documents are to be sent to such party. Any notice given in accordance with the provisions of this Section 9.5 shall be deemed to have been received (a) on the business day actually received if given by hand or facsimile transmission with electronic confirmation, (b) on the business day immediately subsequent to mailing, if sent by U.S. next day express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested.

            9.6 Waiver. The failure on the part of Investor to exercise any right hereunder shall not operate as a waiver thereof. The waiver of any provisions herein by Investor or the consent to any departure from any such provisions shall not be deemed a waiver of that or any other right subsequent thereto, but shall be applicable only in the specific instance or for the purpose for which such waiver or consent was given.

            9.7 Jurisdiction; Venue.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Company hereby irrevocably agrees to service of process by mail at the address first set forth above.

                  (b) Each of the parties hereto irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            9.8 Waiver of Jury Trial. Company irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or the negotiation, administration, performance or enforcement thereof.

            9.9 Successors and Assigns. This Agreement may not be transferred, assigned, pledged or hypothecated by the Company. Investor may transfer, assign or pledge this Agreement, and its rights and obligations hereof, in whole or in part, to any Person or Persons. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and Investors permitted successors and assigns.

            9.10 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which taken together shall constitute one instrument.

            9.11 Entire Agreement. This Agreement, along with the other Transaction Documents shall be deemed to form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter hereof, including but not limited to the Bridge Loan Agreements.

            9.12 Amendments. This Agreement may not be changed or modified orally, but only by an agreement in writing signed by the party against when enforcement of any change or modification is sought.

            9.13 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

            9.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                             GAMING & ENTERTAINMENT GROUP, INC.


                                             By: /s/ Tibor N. Vertes
                                               ---------------------------------
                                               Name:  Tibor N. Vertes
                                               Title: Chief Executive Officer




                                             CANTOR G & W (NEVADA), L.P.


                                             By: /s/ Lee M. Amaitis
                                               ---------------------------------
                                               Name:  Lee M. Amaitis
                                               Title: President












                    [LOAN FACILITY AND INVESTMENT AGREEMENT]

                                    EXHIBIT B

                                     FORM OF
                               NOTICE OF BORROWING

Cantor G & W (Nevada), L.P.
135 East 57th Street
New York, NY 10022
Attention:  [                  ]

Ladies and Gentlemen:

            The undersigned, Gaming & Entertainment Group, Inc. (the "Company"), refers to the Loan Facility and Investment Agreement dated as of December __, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Investment Agreement"; the terms defined therein being used herein as therein defined) between the Company and GEG Holdings LLC, and hereby gives you notice, irrevocably, pursuant to Section 1.1 of the Investment Agreement that the undersigned hereby requests a Borrowing under the Investment Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing").

      (i) The Business Day of the Proposed Borrowing is ______________________ ___, ____.


      (ii) The proceeds of the Proposed Borrowing shall be used as follows:

            (a) [list with particularity]

            (b)

            (c)

            The Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) The representations and warranties contained in each Transaction Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

            (B) Each of the parties to each Transaction Document (other than the Investor) is in full compliance with the terms and conditions of each of such document.

            (C) The Company has not suffered a Material Adverse Effect.

            (D) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                                     FORM OF
                               NOTICE OF BORROWING


            Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.


                                             Very truly yours,

                                             GAMING & ENTERTAINMENT GROUP, INC.



                                             By:
                                               ---------------------------------
                                               Name:  Tibor N. Vertes
                                               Title: Chief Executive Officer

                                    EXHIBIT K



                         Reincorporation Preferred Stock

      (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of GEG, holders of the Reincorporation Preferred Stock are entitled to receive a liquidation preference of $0.60 per share.

      (b) Dividends. None

      (c) Conversion Feature. Each share of Reincorporation Preferred Stock will convert into shares of Common Stock on a one-to-one basis, or at the conversion price as last adjusted in accordance with the anti-dilution protection described below.

      (d) Ranking. The Reincorporation Preferred Stock is senior to all other series of Preferred Stock and all Common Stock.

      (e) Pre-emptive Rights. The holders of Reincorporation Preferred Stock shall have the right of first refusal with respect to any new equity or convertible securities issued by the Company.

      (f) Protective Provisions. In the event that any shares of Reincorporation Preferred Stock is outstanding:

                  (i) Investor has observation rights with respect to two (2) board seats, and may at its option, designate one (1) or two (2) directors to GEG's board of directors in lieu thereof;

                  (ii) Investor's prior written consent will be required to effectuate any of the matters set forth on Section 6.2 of the Investment Agreement.

      (g) Other Voting. In all shareholder matters the holders of Reincorporation Preferred Stock shall vote with the other holders of Common Stock and the Reincorporation Preferred Stock shall have a number of votes equal to the number of shares of common stock issuable upon the conversion of such shares (i.e., "on an as converted basis"); provided that, in the event that (i) there are at least 11,700,000 shares of Reincorporation Preferred Stock outstanding, or (ii) Investor shall have acquired 11,700,000 shares of Company Common Stock, each share of Reincorporation Preferred Stock shall have a number of votes equal to the product of the number of shares of Common Stock "on an as converted basis" multiplied by three (3), or such higher number as may be necessary to provide the Reincorporation Preferred Stock with majority voting control of the Company.